                                                                      EXHIBIT 12

                       CROWN CASTLE INTERNATIONAL CORP.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                            (Dollars in thousands)

                                                                                        Historical
                                                                     -------------------------------------------------
                                                                             Years Ended            Six Months Ended
                                                                             December 31,               June 30,
                                                                     --------------------------  ---------------------
                                                                      1995      1996      1997     1997         1998
                                                                     -------  -------   -------  -------      --------
Computation of Earnings:
 Income (loss) before income taxes and minority interests...........  $  (21) $  (947) $(11,893) $(2,123)     $(12,823)
 Add:
   Fixed charges (as computed below)................................   1,214    1,912     9,825    1,270        10,467
   Equity in losses (earnings) of unconsolidated affiliate..........     --       --      1,138      221          (525)
                                                                     -------  -------   -------  -------      --------
                                                                     $ 1,193  $   965   $  (930) $  (632)     $ (2,881)
                                                                     =======  =======   =======  =======      ========
Computation of Fixed Charges:
 Interest expense................................................... $ 1,101  $ 1,748   $ 7,095  $ 1,129      $  1,489
 Amortization of deferred financing costs and discount on long-
   term debt........................................................      36       55     2,159       67         8,538
 Interest component of operating lease expense......................      77      109       571       74           440
                                                                     -------  -------   -------  -------      --------
                                                                     $ 1,214  $ 1,912   $ 9,825  $ 1,270      $ 10,467
                                                                     =======  =======   =======  =======      ========
Ratio of Earnings to Fixed Charges..................................     --       --        --       --            --
                                                                     =======  =======   =======  =======      ========
Fixed Charge Coverage Deficiency.................................... $    21  $   947   $10,755  $ 1,902      $ 13,348
                                                                     =======  =======   =======  =======      ========
                                                                                              Pro Forma
                                                                                   ---------------------------------
                                                                                    Year Ended         Six Months
                                                                                    December 31,     Ended June 30,
                                                                                       1997               1998
                                                                                   -----------         ---------
Computation of Earnings:
 Income (loss) before income taxes and minority interests...........               $  (33,231)         $ (20,404)
 Add:
   Fixed charges (as computed below)................................                   39,596             20,946
   Equity in losses (earnings) of unconsolidated affiliate..........                      --                 --
                                                                                   -----------         ---------
                                                                                   $    6,365                542
                                                                                   -----------         ---------
Computation of Fixed Charges:
 Interest expense...................................................               $   17,545          $  11,328
 Amortization of deferred financing costs and discount on long-
   term debt........................................................                   20,763              8,955
 Interest component of operating lease expense......................                    1,288                663
                                                                                   -----------         ---------
                                                                                   $   39,596          $  20,946
                                                                                   ===========         =========
Ratio of Earnings to Fixed Charges..................................                      --                 --
                                                                                   ===========         =========
Fixed Charge Coverage Deficiency....................................               $   33,231          $  20,404
                                                                                   ===========         =========
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